UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e)
     On July 24, 2007, the Compensation Committee of the Board of Directors of Trident Microsystems, Inc., a Delaware corporation (the “Company”), approved the following special bonuses payable to executive officers for fiscal 2007:

Name	Bonus Amount
Jung-Herng Chang	$150,000.00
John S. Edmunds	$100,000.00
     These special bonuses are separate from and in addition to the fiscal 2007 bonuses payable under the terms of the Company’s Executive Bonus Plan, the amount of which were determined in accordance with the parameters of such plan as previously approved and disclosed. These special bonuses are payable, in the case of the President, for his demonstrated leadership during the past fiscal year, and in fulfilling many of the duties previously performed by the Company’s former chief executive officer, and in the case of the Chief Financial Officer, in recognition of the extraordinary amount of additional work required in connection with the Special Committee investigation into the Company’s historical stock option practices, and the preparation of the Company’s restatement of its prior period financial statements.
Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a)
     On July 24, 2007, the Board of Directors adopted an amended form of Indemnity Agreement, to be entered into with officers, directors and key employees of the Company. In connection therewith, the Board of Directors of the Company also approved an amendment to the Company’s bylaws, in Article VIII thereof, to add a new Section 2 providing a right of indemnitees to advancement of expenses, and by amending Section 3 thereof to shorten the time in which the Company must pay a claim for indemnification under Article VIII.
     A copy of the amendment to Article VIII of the Bylaws are included herein as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Amendment to Article VIII of the Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 30, 2007
TRIDENT MICROSYSTEMS, INC.
/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Amendment to Article VIII of the Bylaws.